HEIN & ASSOCIATES LLP
Certified Public Accountants and Advisors

June 7, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Dynamic Ventures Corp.'s statements included under Item 4.01 of its Form 8-K filed on June 7, 2011 and we agree with such statements concerning our Firm.

Hein & Associates LLP

HEIN & ASSOCIATES LLP

717 17th Street, 16th Floor
Denver, Colorado 80202-3323
Phone: 303-298-9600
Fax: 303-298-8118
www.heincpa.com